 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	January 18, 2018

WORLD ACCEPTANCE CORPORATION
(Exact name of registrant as specified in its charter)

South Carolina	000-19599	57-0425114
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

108 Frederick Street, Greenville, South Carolina	29607
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	864-298-9800

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

On January 22, 2018, World Acceptance Corporation (the “Company”) announced changes in its senior management and board of directors.  In addition, the Company announced the conclusion of the previously disclosed Civil Investigative Demand (“CID”) from the Consumer Financial Protection Bureau (the “CFPB”).  Accordingly, this Current Report on Form 8-K responds to the following items:

◦	Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

◦	Item 8.01. Other Matters

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Termination of President and Chief Executive Officer

On January 19, 2018, the Company and Janet L. Matricciani agreed that Ms. Matricciani’s role as President and Chief Executive Officer of the Company would terminate, effective January 22, 2018. The Company and Ms. Matricciani have agreed that the termination of Ms. Matricciani’s employment will be treated as a termination by the Company without cause (other than in connection with a change of control) for all purposes under her employment agreement and related equity award agreements with the Company. As a result, Ms. Matricciani’s employment agreement dated November 19, 2015 has been terminated. In addition, Ms. Matricciani resigned from the Company’s Board of Directors (the “Board”), effective January 22, 2018.

The Company and Ms. Matricciani entered into a separation agreement (the “Separation Agreement”) on January 22, 2018 in connection with Ms. Matricciani’s separation from the Company. Under the Separation Agreement, Ms. Matricciani is entitled to receive (i) a lump sum payment equal to $42,400 for accrued base salary and accrued vacation through the termination date; (ii) a lump sum payment equal to $31,020 for 19 months of COBRA premiums, (iii) $793,728 of vested accrued benefits under the Company’s 2005 Supplemental Income Plan, and (iv) $1,596,650 in severance payments, representing two (2) times the sum of (a) Ms. Matricciani’s current base salary plus (b) the average annual bonus paid to Ms. Matricciani during the period of her employment in respect of the three fiscal years prior to termination, payable in 24 equal monthly installments. In addition, certain equity awards that were previously granted to Ms. Matricciani will vest and become exercisable in accordance with the terms of Ms. Matricciani’s employment agreement with the Company and the applicable plans and award agreements. Ms. Matricciani will also be eligible to receive a pro rata bonus payment for the current fiscal year, provided the Company meets the corporate goals established by the Board for the current fiscal year. The Separation Agreement includes customary waiver and release provisions in favor of the Company, as well as non-competition, confidentiality, and non-disparagement covenants. In addition, certain payments and benefits due to Ms. Matricciani under the Separation Agreement are subject to recovery by the Company upon the occurrence of certain specified events.

The foregoing description of the Separation Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the agreement, a copy of which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Appointment of Interim President and Chief Executive Officer

Until a permanent successor to Ms. Matricciani is appointed, the Board has appointed James H. Wanserski as Interim President and Chief Executive Officer, effective January 22, 2018.

Mr. Wanserski, age 65, has served as a consultant with JS&R Business Services, L.L.C. d/b/a Wanserski & Associates (“W&A”) since 2010. Through W&A, Mr. Wanserski has served in interim executive-level positions for numerous other companies. Mr. Wanserski served as a partner of Hardesty, LLC from 2015 to June 2016, where he provided executive-level services to various middle-market companies. From 2007 to 2010, Mr. Wanserski served as a Consulting Director for boutique consulting firms. From 2002 until 2007, Mr. Wanserski served as a Consulting Manager of a consulting firm, Morris-Anderson & Assoc., Ltd. Prior to that, he served in executive, operations, regulatory, and finance positions with MCI, Telecom*USA and Sprint. Mr.

Wanserski has an MBA in finance and an undergraduate accounting degree. There are no transactions in which Mr. Wanserski has an interest requiring disclosure under Item 404(a) of Regulation S-K. Mr. Wanserski has no family relationship with any other director or other executive officer of the Company.

Mr. Wanserski will not receive any fixed compensation from the Company for his service as Interim President and Chief Executive Officer. The Company has entered into a services agreement, dated January 22, 2018, with Mr. Wanserski and W&A (the “Services Agreement”). Under the terms of the Services Agreement, W&A will receive a monthly fee in the amount of $40,000, in addition to reimbursement from the Company for all reasonable out-of-pocket expenses, including costs of travel, temporary housing and lodging expenses, legal counsel, and any applicable sales or excise tax and other direct expenses. The Services Agreement has no specified term and is terminable by either party as of the end of any month upon at least ten (10) days prior written notice to the other party. In the event the Services Agreement is terminated by the Company within the first three months, W&A will be eligible to receive an amount equal to (i) $120,000, less (ii) the aggregate amount of fees previously paid to W&A under the Services Agreement, payable in a single lump sum within 10 days after termination of the Services Agreement. Under the terms of the Services Agreement, the Company is also required to indemnify Mr. Wanserski and W&A to the fullest extent permitted by South Carolina law for losses arising out of or in connection with this engagement.

The foregoing description of the Services Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the agreement, a copy of which is filed as Exhibit 10.2 hereto and incorporated herein by reference. The press release announcing Mr. Wanserski’s appointment as Interim President and Chief Executive Officer is included as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01. Other Events
Board Size
Upon Ms. Matricciani’s resignation from the Board, the Board reduced the size of the Board from six to five directors, as permitted by the Company’s bylaws.
Update on CFPB Civil Investigative Demand
As previously disclosed, on March 12, 2014, the Company received a CID from the CFPB. The stated purpose of the CID is to determine whether the Company has been or is “engaging in unlawful acts or practices in connection with the marketing, offering, or extension of credit in violation of Sections 1031 and 1036 of the Consumer Financial Protection Act, 12 U.S.C. §§ 5531, 5536, the Truth in Lending Act, 15 U.S.C. §§ 1601, et seq., Regulation Z, 12 C.F.R. pt. 1026, or any other Federal consumer financial law” and “also to determine whether Bureau action to obtain legal or equitable relief would be in the public interest.” The Company responded, within the deadlines specified in the CID, to broad requests for production of documents, answers to interrogatories and written reports related to loans made by the Company and numerous other aspects of the Company’s business.
By letter dated January 18, 2018, the CFPB informed the Company that it had concluded its investigation and would not be proceeding with an enforcement action against the Company. The press release announcing the update to our CID from the CFPB is included as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Description
10.1	Separation Agreement, dated January 22, 2018, by and between Janet L. Matricciani and World Acceptance Corporation
10.2	Services Agreement, dated January 22, 2018, by and between James H. Wanserski, JS&R Business Services, L.L.C. d/b/a Wanserski & Associates and World Acceptances Corporation
99.1	Press Release, dated January 22, 2018, announcing appointment of interim President and Chief Executive Officer
99.2	Press Release, dated January 22, 2018, announcing update on CFPB Civil Investigative Demand

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WORLD ACCEPTANCE CORPORATION

Date:	January 22, 2018	By:	/s/ John L. Calmes, Jr.
John L. Calmes, Jr.
Senior Vice President and Chief Financial Officer